As filed with the Securities and Exchange Commission on May 23, 2018

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	62-1543819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500, Germantown, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

SECOND AMENDED AND RESTATED MID-AMERICA APARTMENT COMMUNITIES, INC.

2013 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Robert J. DelPriore, Esq.

Executive Vice President and General Counsel

Mid-America Apartment Communities, Inc.

6815 Poplar Avenue, Suite 500

Germantown, Tennessee 38138

(Name and Address of Agent for Service of Process)

(901) 682-6600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard F. Mattern, Esq.

Oscar L. Thomas, Esq.

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

Tel: (901) 549-5933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	1,375,000(2)	$88.20(3)	$121,275,000(3)	$15,098.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mid-America Apartment Communities, Inc. (the “Registrant” or “MAA”) that become issuable under the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (the “Second Amended 2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Represents 1,375,000 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Second Amended 2013 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on May 21, 2018, which was $88.20 per share.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 2, 2013 (Registration No. 333-191541), and (ii) the registration statement on Form S-8 filed by the Registrant with the Commission on May 23, 2014 (Registration No. 333-196250) with respect to the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, as amended and restated.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 23, 2018;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 3, 2018;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 19, 2018, January 31, 2018, February 7, 2018, February 27, 2018, March 14, 2018, April 26, 2018, May 2, 2018, May 8, 2018, May 14, 2018, May 15, 2018, and May 22, 2018, respectively; and

•	The section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on December 9, 2015.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Composite Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 24, 2016, and incorporated herein by reference).

4.2	Fourth Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (filed as Exhibit 3.2(i) to the Registrant’s Current Report on Form 8-K filed on March 14, 2018, and incorporated herein by reference).

4.3	Form of Common Share Certificate of Mid-America Apartment Communities, Inc. (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2018, and incorporated herein by reference).

4.4	Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed on April 9, 2018, and incorporated herein by reference).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, in the State of Tennessee, on this 23rd day of May, 2018.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ H. Eric Bolton, Jr.
H. Eric Bolton, Jr. Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints H. Eric Bolton, Jr., Albert M. Campbell, III, and Robert J. DelPriore and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ H. Eric Bolton, Jr. H. Eric Bolton, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 23, 2018

/s/ Albert M. Campbell, III Albert M. Campbell, III	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2018

/s/ A. Clay Holder A. Clay Holder	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 23, 2018

/s/ Russell R. French Russell R. French	Director	May 23, 2018

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	May 23, 2018

/s/ Toni Jennings Toni Jennings	Director	May 23, 2018

/s/ James K. Lowder James K. Lowder	Director	May 23, 2018

/s/ Thomas H. Lowder Thomas H. Lowder	Director	May 23, 2018

/s/ Monica McGurk Monica McGurk	Director	May 23, 2018

/s/ Claude B. Nielsen Claude B. Nielsen	Director	May 23, 2018

/s/ Philip W. Norwood Philip W. Norwood	Director	May 23, 2018

/s/ W. Reid Sanders W. Reid Sanders	Director	May 23, 2018

/s/ Gary S. Shorb Gary S. Shorb	Director	May 23, 2018

/s/ David P. Stockert David P. Stockert	Director	May 23, 2018